Exhibit 10.18

CONFORMED COPY

DATED 12TH OCTOBER 2009

TRONY SOLAR HOLDINGS COMPANY LIMITED

(as Chargor)

- and -

JPMORGAN SPECIAL SOLUTIONS (MAURITIUS) LIMITED

AND

INTEL  CAPITAL CORPORATION

(as Senior Chargees)

- and -

ICBC INTERNATIONAL FINANCE LTD

(as Junior Chargee)

AMENDMENT AND RESTATEMENT DEED RELATING

TO A SHARE CHARGE DATED 26 SEPTEMBER 2008

THIS DEED is made the 12th day of October 2009

BETWEEN:

(1)                                 TRONY SOLAR CAYMAN HOLDINGS COMPANY LIMITED (the “Chargor”);

(2)                                 JPMORGAN SPECIAL SOLUTIONS (MAURITIUS) LIMITED, and

(3)                                 INTEL CAPITAL CORPORATION (the “Senior Chargees”); and

(4)                                 ICBC INTERNATIONAL FINANCE LIMITED (the “Junior Chargee”).

WHEREAS:

(A)                             This Deed is supplemental to the Original Hong Kong Share Charge.

(B)                               The Parties have agreed, subject to the terms of this Deed, to make certain amendments to the Original Hong Kong Share Charge.

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                                Incorporation of defined terms: Unless otherwise provided (including, without limitation, in the rest of this Section 1 or unless the context otherwise requires, all words and expressions defined in the Original Hong Kong Share Charge shall have the same respective meanings in this Deed. The rules of interpretation set out in the Original Hong Kong Share Charge shall apply mutatis mutandis to this Deed.

1.2                                Definitions: In this Deed the following expressions shall have the following meanings:

“Amended and Restated Hong Kong Share Charge” means the Original Hong Kong Share Charge, as amended by this Deed and in the form set out in the Appendix.

“Original Hong Kong Share Charge” means the deed of share charge over 1,325 of the ordinary shares of Grand Sun International Investment Limited between Trony Solar Cayman Holdings Company Limited as chargor and JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation as chargees, dated 26th September 2008.

“Effective Date” means the date of this Deed.

“Party” means a party to this Deed.

1.3                                Incorporation of terms: Section 1.2 (Interpretation) of the Original Hong Kong Share Charge shall apply to this Deed as if it were expressly set out in this Deed with the necessary changes being made and with each reference in the Original Hong Kong

Share Charge to “this Deed” (or to like references) being deemed to be a reference to this Deed.

2.                                      AMENDMENT OF THE ORIGINAL HONG KONG SHARE CHARGE

On the Effective Date and without affecting the Parties’ rights, obligations and liabilities accrued prior thereto, the Original Hong Kong Share Charge shall be amended and restated by the amendments as reflected in the Amended and Restated Hong Kong Share Charge.

3.                                      CONSTRUCTION

3.1                                Subject to Section 2 of this Deed, save for the amendments set out in the Amended and Restated Hong Kong Share Charge and except where inconsistent with the provisions of this Deed, all the terms and conditions, representations, warranties, covenants and undertakings set forth in the Original Hong Kong Share Charge are confirmed, shall be unchanged and shall remain in full force and effect, valid, binding and subsisting in all respects. The Parties acknowledge that the Original Hong Kong share charge shall not be discharged or abrogated in any way as a consequence of the amendments made under this Deed,

3.2                                After the Effective Date, the Original Hong Kong Share Charge and this Deed (including the Amended and Restated Hong Kong Share Charge) shall be read and construed as one document and references to the Original Hong Kong Share Charge shall be read and construed as references to the Original Hong Kong Share Charge as amended and restated by this Deed.

4.                                      AFFIRMATION AND FURTHER ASSURANCE

4.1                                Each Party confirms its knowledge and acceptance of the Amended and Restated Hong Kong Share Charge with effect from the Effective Date; and

4.2                                The Parties hereby agree that, with effect from the Effective Date, they and their respective successors and assigns shall be bound by the terms of the Amended and Restated Hong Kong Share Charge.

5.                                      COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together constitute a single instrument.

6.                                      DISPUTES

Any dispute, controversy or difference arising out of, in connection with or relating to this Deed, or the breach, termination or invalidity thereof (a “Dispute”) shall be resolved by arbitration pursuant to this Section 6. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules in effect at the time of the arbitration. There shall be one (1) arbitrator who shall be qualified to

[SIGNATURE PAGE AMENDMENT AND RESTATEMENT DEED]

practice law in Hong Kong. The language to be used in arbitral proceedings shall be English. If the UNCITRAL Rules are in conflict with the provisions of this Section 6 including the provisions concerning the appointment of the arbitrator, the provisions of this Section 6 shall prevail. The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law. In making the award, the arbitrator shall have the authority to award attorney’s fees and other costs and expenses of the arbitration in accordance with this Deed and as the arbitrator deems just and appropriate under the circumstances. Each party hereto shall co-operate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitral proceedings, subject only to any attorney-client or other applicable legal privilege and confidentiality obligations binding on such party. The award shall be issued within six (6) months of the appointment of the arbitrator, provided, however, that the arbitrator shall, upon finding that it is impracticable to meet such deadline consistent with the arbitrator’s primary obligation justly to determine the controversy before the arbitrator, have discretion to extend or alter such deadline to the extent necessary to prevent injustice or preserve the enforceability of the arbitrator’s award. The award of the arbitrator shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award. The parties shall co-operate and use their best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or any other jurisdiction of any arbitral award made by the arbitrator. A party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the appointment of the arbitrator.

7.                                      GOVERNING LAW

This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

This Deed has been entered into on the date stated at the beginning of this Deed.

[SIGNATURE PAGE AMENDMENT AND RESTATEMENT DEED]

EXECUTION PAGES

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

CHARGOR:

EXECUTED as a deed by

TRONY SOLAR HOLDINGS

COMPANY LIMITED

and signed by its duly authorized

representative Li Yi

in the presence of:

Authorised representative:	Li Yi

Witness:	Huang Qun Mao

[SIGNATURE PAGE AMENDMENT AND RESTATEMENT DEED]

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

A CHARGEE:

EXECUTED as a deed

By Nicholas Barnes

for and on behalf of

JPMORGAN SPECIAL

SITUATIONS (MAURITIUS) LIMITED

in the presence of:

Authorised representative:	Nicholas Barnes

Witness:	Michael Openshaw

[SIGNATURE PAGE AMENDMENT AND RESTATEMENT DEED]

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

A CHARGEE:

EXECUTED as a deed

By Michael J Scown

for and on behalf of

INTEL CAPITAL CORPORATION

in the presence of:

Authorised representative:	Michael J Scown

Witness:	Mike Lam

[SIGNATURE PAGE AMENDMENT AND RESTATEMENT DEED]

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

A CHARGEE

EXECUTED as a deed

By Pan Fu Sheng

for and on behalf of

ICBC INTERNATIONAL FINANCE LTD.

in the presence of:

Authorised representative:	Pan Fu Sheng

Witness:	Marco Wong

[SIGNATURE PAGE AMENDMENT AND RESTATEMENT DEED]

APPENDIX

The Amended and Restated Hong Kong Share Charge

2

CONFORMED COPY

Dated the 26th day of September 2008

as amended and restated on the 12th day of October 2009

 TRONY SOLAR HOLDINGS COMPANY LIMITED

(as Chargor)

and

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED

AND

INTEL CAPITAL CORPORATION

AND

ICBC INTERNATIONAL FINANCE LTD.

(as Chargees)

SHARE CHARGE OVER

1,325 ORDINARY SHARES IN THE SHARE CAPITAL OF

GRAND SUN INTERNATIONAL INVESTMENT LIMITED

THIS SHARE CHARGE (this “Deed”) is made on September 26, 2008 as amended and restated on October 12, 2009

BY:

(1)                                TRONY SOLAR HOLDINGS COMPANY LIMITED, a limited liability company incorporated and existing under the laws of the Cayman Islands with its registered office at Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Chargor”);

IN FAVOR OF:

(2)                                JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED, a company incorporated under the laws of Mauritius and having its address at Rogers House, 5 President John Kennedy Street, Port Louis, Mauritius;

(3)                                INTEL CAPITAL CORPORATION, a company incorporated under the laws of the State of Delaware and having its address at 31/F, Two Pacific Place, 88 Queensway, Central, Hong Kong, and

(each of the above a “Senior Chargee” and collectively the “Senior Chargees”)

(4)                                ICBC INTERNATIONAL FINANCE LTD, a company incorporated under the laws of Hong Kong and having its address at 17/F & 18/F Three Pacific Place, Hong Kong, (the “Junior Chargee”),

(each “Senior Chargee” and the “Junior Chargee” being collectively the “Chargees”)

RECITALS:

(A)                    Pursuant to a Series A Preferred Share Purchase Agreement dated September 26, 2008 (the “Share Purchase Agreement”) made among the Chargor, the Company, the Senior Chargees and certain other parties thereto, the Senior Chargees have purchased certain numbers of Series A Convertible Redeemable Preferred Shares in the aggregate principal amount of US$45,000,000 issued by the Chargor in accordance with terms and conditions of the Share Purchase Agreement, the Investors’ Rights Agreement and the Restated Articles.

(B)                      Pursuant to a Loan Agreement dated October 2, 2009 (the “Loan Agreement”) made among Lakes Invest Limited (the “Parent”) and the Junior Chargee, the Junior Chargee will make available to the Parent a loan of up to US$30,000,000 (the “Loan”). The Parent will on-lend the proceeds of the Loan to the Chargor (the “Shareholder Loan”) in accordance with the terms of a Shareholder Loan Agreement dated October 2, 2009 (the “Shareholder Loan Agreement”).

(C)                      The Chargor is the registered holder of 1,325 issued and outstanding ordinary shares (collectively, the “Charged Shares”) of Grand Sun International Investment Limited, a

company incorporated and existing under the laws of Hong Kong (the “Company”), representing 13.25% of the issued and outstanding share capital of the Company as the date hereof.

(D)                     As security for the Secured Obligations, the Chargor has agreed to charge, inter alia, its interest in the Charged Shares.

(E)                       It was a condition precedent to the Senior Chargees purchasing the Series A Convertible Redeemable Preferred Shares that the Chargor executed this Charge in its original form (the “Original Charge”) in favour of the Senior Chargees and the same was executed by the Chargor in consideration of the Senior Chargees agreeing to purchase the Series A Convertible Redeemable Preferred Shares and for other good and valuable consideration (the sufficiency of which the Chargor has acknowledged and hereby confirms).

(F)                       It is a condition precedent to the Junior Chargee making the Loan under the Loan Agreement that the Chargor shall execute this Charge (the “Amended and Restated Charge”) and grant a second-ranking security interest in favour of the Junior Chargee and the same is executed by the Chargor in consideration of the Parent agreeing to on-lend the proceeds of the Loan under the terms of the Shareholder Loan Agreement (the sufficiency of which the Chargor hereby acknowledges).

NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and made a part of the terms hereof, it is agreed as follows:

SECTION 1
DEFINITIONS

1.1                               All capitalized terms not otherwise defined in this Deed shall have the meanings attributed to such terms in the Share Purchase Agreement.  In this Deed, unless the context otherwise requires, the following words and expressions have the following meanings:

“Business Day”	means any day other than a Saturday, Sunday or a day that the banks in Hong Kong are required or authorised by law to be closed for business;

“Charge”	means the pledge and charge of the Charged Property granted and/or confirmed by the Chargor in favor of the Chargees pursuant to Section 2 or under the Original Charge;

“Charged Property”

means all of the Charged Shares and all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganization or amalgamation of the Company with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares, and, with regard to each Senior Chargee, a portion of the Charged Property ascribed to the number of Charged Shares in favor of such Senior Chargee, as applicable;

“Charged Shares”

means 1,325 ordinary shares of the Company registered in the name of the Chargor as legal and beneficial owner thereof, representing 13.25% of the issued share capital of the Company on the date of this Charge and, with regard to each Senior Chargee, 736 such ordinary share in favor of JPMorgan Special Situations (Mauritius) Limited, and 589 such ordinary share in favor of Intel Capital Corporation, as applicable;

“Companies Law”	means the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands;

“Companies Ordinance”	means the Companies Ordinance (Cap. 32) of the Laws of Hong Kong;

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Investors’ Rights Agreement”

means the Investors’ Rights Agreement dated 28 September 2008 (as amended and restated from time to time) between, inter alia, Trony Solar Holdings Company Limited, Li Yi and the Investors and Ordinary Shareholders as defined therein;

“Junior Discharge Date”	means the date on which all of the Junior Secured Obligations have been satisfied, waived or terminated;

“Junior Enforcement Event”	means an Event of Default as defined in the Loan Agreement has occurred and is continuing under the Loan Agreement and the Junior Chargee has taken action under Clause 6.2(b) of the Loan Agreement.

“Junior Secured Obligations”

means the due and punctual payment and performance of all unpaid principal of and interest on the Loan and all other obligations and liabilities of the Parent to the Junior Chargee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, whether on account of principal, interest, indemnities, costs, expenses or otherwise;

“Parties”	means the parties to this Charge collectively; “Party” means any one of them;

“Restated Articles”	means the Chargor’s Amended and Restated Memorandum and Articles of Association adopted at the closing of the Share Purchase Agreement, as amended and restated from time to time;

“Secured Obligations”	means the Junior Secured Obligations and the Senior Secured Obligations;

“Security”	means the Charged Shares and all of the Chargor’s right, title and interest thereto or therein;

“Security Interest”	means any charge, mortgage, pledge, lien, assignment, security interest or any other encumbrance, agreement, arrangement having a similar effect;

“Senior Discharge Date”

means the later of (i) the date on which all of the Senior Secured Obligations have been paid or discharged in full; or (ii) with regard to any Senior Chargee, when such Senior Chargee no longer holds any shares in the Chargor; or (iii) the date of expiry of any applicable period in accordance with

Section 5.3(b);

“Senior Enforcement Event”	means a breach of the Senior Secured Obligations by the Chargor;

“Senior Secured Obligations”	means the obligations of performance of the Redemption Right (as defined in the Restated Articles) by the Chargor;

“Share Purchase Agreement”	means a series A preferred share purchase agreement dated 26 September 2008 made between, inter alia, the Chargor and the Senior Chargees.

1.2                               Interpretation.

(a)                                Directly or Indirectly.  The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(b)                               Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)                                Headings.  Headings are included for convenience only and shall not affect the construction of any provision of this Deed.

(d)                               Include but not limited to.  “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(e)                                Law.  References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority,  securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment, and shall (except where the context requires) be deemed to include any statutory re-enactment or statutory modification thereof having substantially the same legal effect; and “lawful” shall be construed accordingly.

(f)                                  References to Documents.  References to this Deed include the Schedules, which form an integral part hereof.  A reference to any Section or Schedule is, unless otherwise specified, to such Section of, or Schedule to, this Deed.  The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Deed as a whole and not to any particular Section hereof or Schedule hereto.  A reference to any document

(including this Deed) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(g)                               Time.  If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(h)                               Writing and Written.  References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(i)                                   Language.  This Deed is drawn up in the English language.  If this Deed is translated into any language other than English, the English language text shall prevail.

(j)                                   Legislation.  References to a statute, an ordinance or any statutory provision include a reference to it as from time to time amended, extended or re-enacted.

SECTION 2
CHARGE

2.1                               In consideration of the Senior Chargees purchasing the Series A Convertible Redeemable Preferred Shares of the Chargor and as a continuing security for the Senior Secured Obligations, the Chargor as legal and beneficial owner of the Charged Property has charged pursuant to the Original Charge to each Senior Chargee by way of a first fixed charge all of the right, title and interest in and to the Charged Property including all benefits present and future, actual and contingent, accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property subject to the provisions for release of this Deed set out below. The charge and the priority interest created by the Original Charge in favour of the Senior Chargees remains in full force and effect by way of continuing security subject to the provisions of this Deed.

2.2                               In consideration of the Junior Chargee lending to the Parent under the Loan Agreement and as a continuing security for the Junior Secured Obligations, the Chargor as legal and beneficial owner of the Charged Property hereby charges to the Junior Chargee by way of a second fixed charge all of the right, title and interest in and to the Charged Property including all benefits present and future, actual and contingent, accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property.

2.3                               (a)                                  The Chargor delivered or caused to be delivered in connection with the   Original Charge to the Senior Chargees:

(i)                                   all certificates representing the Charged Shares to the Senior Chargees, accompanied by a certified copy of the register of members of the Company and duly completed, executed and undated instruments of transfer with the transferees left blank in substantially the form of Schedule A;

(ii)                                provided notification of this Deed to its registered office in substantially the form of Schedule B; and

(iii)                             an undertaking from the Company to register transfers of the Charged Shares to each Senior Chargee or its nominee in substantially the form set out in Schedule C.

(b)                               If the Senior Discharge Date occurs prior to the Junior Discharge Date and by such date ownership of the Charged Shares has not been transferred to the Senior Chargees or its nominees:

(i)                                   the Senior Chargees shall following the Senior Discharge Date deliver or cause to be delivered all certificates representing the Charged Shares to the Junior Chargee;

(ii)                                the Chargor shall following the Senior Discharge Date deliver or cause to be delivered duly completed, executed and undated instruments of transfer with the transferees left blank in the form of Schedule A to the Junior Chargee; and

(iii)                             the Chargor shall following the Senior Discharge Date deliver or cause to be delivered an undertaking from the Company to register transfers of the Charged Shares to the Junior Chargee or its nominee in the form set out in Schedule C to the Junior Chargee.

2.4                               The Chargor shall:

(a)                                promptly after the execution of this Deed, instruct its registered office to update the Register of Mortgages, Charges and other Encumbrances for the Chargor in accordance with section 54 of the Companies Law (the “Register of Charges”) and to enter particulars of the security interests created pursuant to this Deed in the Register of Charges; and

(b)                               promptly deliver or procure to be delivered to the Chargees or its advisers a certified copy of the updated Register of Charges.

2.5                               If the Chargor receives any additional shares derived from the Charged Shares of the Company, whether as a distribution from the Company, such shares shall be Charged Shares hereunder, and the Chargor shall promptly deliver the certificates representing or evidencing such shares to the Senior Chargees together with duly completed, executed and undated instruments of transfer with the transferees left blank with respect to such shares in the form of Schedule A in the manner set forth in Section 2.3.

2.6                               The Chargor shall promptly do whatever the Senior Chargees (or, following the Senior Discharge Date, the Junior Chargee) require:

(a)                                to perfect or protect the Charge or the priority of the Charge; or

(b)                               to facilitate the realization of the Charged Shares or the exercise of any rights vested in the Senior Chargees (or, following the Senior Discharge Date, the Junior Chargee) upon the Charge becoming enforceable, including executing any transfer, conveyance, charge, mortgage, assignment or assurance of the Charged Shares (whether to the Senior Chargees or its nominees or otherwise, as directed by the Senior Chargees), making any registration and giving any notice, order or direction, in each case, that is requested by the Senior Chargees (or, following the Senior Discharge Date the Junior Chargee).  The Chargor shall notify the Senior Chargees in writing in advance of any plan to register under Part XI of the Companies Ordinance and shall ensure that the details of the security interests created by this Deed are duly registered with the Companies Registry in Hong Kong within five (5) weeks after the Chargor is so registered under Part XI of the Companies Ordinance.

2.7                               Prior to the Senior Discharge Date, the Charge shall become immediately enforceable by the Senior Chargees upon the occurrence of a Senior Enforcement Event and each Senior Chargee, at any time, without further notice to or consultation with or consent of the Company or the other Chargees may at their absolute discretion take such action and/or institute such proceedings as they may think fit to enforce the Charge.

2.8                               Following the Senior Discharge Date, the Charge shall become immediately enforceable by the Junior Chargee upon the occurrence of a Junior Enforcement Event and the Junior Chargee, at any time without further notice to or consultation with or consent of the Company may at its absolute discretion take such action and/or institute such proceedings as they may think fit to enforce the Charge. At such time all references made in Sections 2.9 to 2.12 (inclusive), Section 3.2 and Section 8 to the “Senior Chargees” shall be deemed to be references to the “Junior Chargee”, all references to the “Senior Secured Obligations” shall be deemed to be to the “Junior Secured Obligations” and all references to “Senior Enforcement Event” shall be deemed to be to “Junior Enforcement Event”.

2.9                               (a)                                  At any time after the Charge becomes enforceable upon the occurrence of a Senior Enforcement Event, the Senior Chargees shall have the right either in their own names or in the name of the Chargor or any nominee of the Chargor and in such manner and upon such terms and conditions as the Senior Chargees think fit:

(i)                                   to exercise the voting rights attached to the Charged Shares;

(ii)                                to dispose of or realize the Security to any person for such consideration as it may determine is reasonable in the circumstances (whether comprising cash or other property, obligations or other consideration of any nature) and apply the proceeds of any such disposal in the following manner:

(1)                                FIRSTLY: in or towards satisfaction of any amounts in respect of the balance of the Senior Secured Obligations as are then accrued due and payable or are then due and payable by virtue of payment demanded, in such order or application as the Senior Chargees shall think fit;

(2)                                SECONDLY: if a Junior Enforcement Event has occurred, the surplus (if any) shall be promptly paid to the Junior Chargee in or towards satisfaction of the Junior Secured Obligations as are then accrued due and payable or are then due and payable by virtue of payment demanded, in such order or application as the Junior Chargee shall think fit; and

(3)                                THIRDLY: the surplus (if any) shall be promptly paid to the Chargor or to whosoever else may be entitled thereto;

(iii)                             to transfer ownership of the Charged Shares to the Senior Chargees;

(iv)                            to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating to the Charge;

(v)                               to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charge;

(vi)                            to redeem any security (whether or not having priority of the Charge) over the Security; and

(vii)                         to do all such other acts and things it may consider necessary or expedient for the enforcement of the Charge.

Each of the rights specified in the subparagraphs of this Section 2.9(a) shall (except as otherwise provided) be distinct and shall not be in any way limited by reference to any other subparagraph or by the order in which they appear.  At any time the Charge becomes enforceable, the Chargor shall, immediately upon the request of the Senior Chargees, procure the registration of the transfer of the Charged Shares to the Senior Chargees or its nominee according to the request of the Senior Chargees.

(b)                               In the exercise of its powers under Section 2.9(a), the Senior Chargees shall be the agent of the Chargor for all purposes and, subject to the law of any applicable jurisdiction, the Chargor alone shall be responsible for those contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred absent gross negligence or willful misconduct by the Senior Chargees in the exercise of such powers.

(c)                                The Senior Chargees may, whenever they think fit, delegate by power of attorney or otherwise to any person or persons, all or any of the powers, authorities and discretions vested in the Senior Chargees by this Deed or in connection with the Charge and such delegation may be made upon such regulations as the Senior Chargees may think fit and the Senior Chargees shall not be bound to supervise the proceedings or be responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

2.10                         Until the Charge becomes enforceable in accordance with Section 2.7, the Chargor shall be entitled to exercise or direct the exercise of the voting rights attached to any of the Charged Shares in such manner as it sees fit, except in any manner that is inconsistent with or that prejudices or is likely to prejudice the interests of the Senior Chargees under this Deed, and to receive all dividends, distributions and other payments made in respect of the Charged Shares.

2.11                         After the Charge has become enforceable in accordance with Section 2.7, the Senior Chargees shall be entitled to exercise or direct the exercise of the voting rights attached to any of the Charged Shares in such manner as they think fit, and to receive, for application against the Senior Secured Obligations, all dividends, distributions and other payments made in respect of the Charged Shares.  The Chargor shall after such time comply or procure the compliance with any directions of the Senior Chargees in respect of the exercise of those voting rights.

2.12                         Except as otherwise provided in this Section 2, the Chargor, before the Charge becomes enforceable, and the Senior Chargees, after the Charge becomes enforceable, shall be entitled to and shall exercise or direct the exercise of all other rights from time to time attaching to or connected with any of the Security, provided that the Chargor shall not exercise or direct the exercise of such rights in any manner that is inconsistent with or would otherwise prejudice or affect the interests of the Senior Chargees under this Deed.

SECTION 3
FURTHER UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES

3.1                               The Chargor represents and warrants to the Chargees that:

(a)                                it is the legal and beneficial owner of all of the Charged Property free from any Security Interest (other than those created and/or confirmed by this Deed) and any options or rights of pre-emption (except as provided in the Investors’ Rights Agreement);

(b)                               it has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Deed;

(c)                                this Deed constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

(d)                               the entry into and performance by the Chargor of this Deed does not violate (i) any law or regulation of any governmental or official authority, or (ii) any agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor or any of its assets;

(e)                                all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Deed by the Chargor have been obtained and are in full force and effect; and

(f)                                  the Chargor is not registered under Part XI of the Companies Ordinance.

3.2                               The Chargor hereby covenants with the Chargees:

(a)                                that the Chargor shall not create, attempt to create or suffer to exist any pledge, charge, lien or other form of lien or security whatsoever on or over all or any of the Charged Shares or sell, transfer or otherwise dispose of all or part of the Charged Shares or any interest therein or attempt to agree to so dispose (other than under the Charge);

(b)                               to pay all amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Charge to be payable by the Chargor or to be recoverable from the Chargor by the Chargees at the times and in the manner specified in this Deed provided that the liability of the Chargor under this clause shall be limited to the amount realised by a disposal of the Charged Property by or on behalf of or with the consent of the applicable Chargees;

(c)                                on a Senior Enforcement Event on demand in writing to pay to the Senior Chargees the Senior Secured Obligations, provided that the liability of the Chargor under this clause shall be limited to the amount realised by a disposal of the Charged Property by or on behalf of or with the consent of the Senior Chargees;

(d)                               that the Chargor will on demand of any Senior Chargee and at the expense of the Chargor, execute and deliver to such Senior Chargee or to such person or persons as such Senior Chargee may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing the payment and discharge of all Senior Secured Obligations, each such additional charge to be in such form as such Senior Chargee may reasonably require;

(e)                                to execute and do all such assurances, acts and things as the Senior Chargees (or following the Senior Discharge Date, the Junior Chargee) in its reasonable discretion may require for:

(i)           perfecting, protecting or ensuring the priority of the Security Interest hereby created (or intended to be created) and/or confirmed;

(ii)        preserving or protecting any of the rights of the Chargees (of following the Senior Discharge Date, the Junior Chargee) under this Charge;

(iii)     ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee or assignees of the Chargees;

(iv)    facilitating the appropriation or realisation of the Charged Property or any part thereof; or

(v)       exercising any power, authority or discretion vested in the Chargees under this Charge,

in any such case forthwith upon reasonable demand by each Chargee and at the expense of the Chargor;

(f)                                  to do all acts and things the receiver of the Charged Property (the “Receiver”) may reasonably require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder and the Chargor hereby appoints the Receiver to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder; and

(g)                               it shall not take or allow the taking of any action on its behalf which may result in the rights, interests or benefits attached to the Charged Shares being altered.

SECTION 4
EXPENSES, STAMP DUTY AND INTEREST

4.1                               Except as otherwise provided herein, the Chargor shall on demand of the Chargees reimburse to the Chargees (on a full indemnity basis) all reasonably incurred costs, charges, losses, liabilities and expenses expended, paid, incurred or debited in account by the Chargees and its agent (including any tax thereon and professional fees) in connection with any breach of the covenants or undertakings herein by the Chargor, the exercise of any rights by the Chargees hereunder, the recovery of any of the Secured Obligations by the Chargees, or the protection, realization, enforcement or release of any provision of this Deed or the Charge by the Chargees.

4.2                               The Chargor shall pay promptly, and in any event at least 48 hours before any penalty could become payable, any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance or enforcement of this Deed or in order to render it admissible in evidence and shall indemnify the Chargees against any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

SECTION 5
DISCHARGE OF SECURITY

5.1                               Subject to this Section 5, the Charge shall remain in full force and effect by way of continuing security and shall not be affected in any way by any interim settlement of account (whether or not any Secured Obligations remain outstanding thereafter) or other matter or thing whatsoever.  The first-ranking charge as described in Section 2.1 shall be released upon the Senior Discharge Date and the second-ranking charge as described in Section 2.2 shall be released upon the Junior Discharge Date.

5.2                               Without prejudice to the generality of sub-clause (a) of this Section 5.2, except as otherwise provided in this Deed, neither the Charge, nor the amounts thereby secured, shall be affected in any way by:

(a)                                any other security, guarantee or indemnity now or hereafter held by the Chargees or any other person in respect of the Secured Obligations or any other liabilities;

(b)                               the release of any security, guarantee or indemnity (including, except to the extent of the relevant release, the Charge);

(c)                                any amendment to any security, guarantee or indemnity (including, except to the extent of the relevant amendment and the Charge);

(d)                               the enforcement or absence of enforcement of any security, guarantee or indemnity (including the Charge);

(e)                                any time, indulgence, waiver or consent given to the Chargor or any other person whether by the Chargees, the Chargor or any other person;

(f)                                  the making or absence of any demand for payment of any liabilities made on the Chargor, or any other person whether by the Chargees or any other person;

(g)                               the winding-up or the commencement of the winding-up of the Chargor or any other person;

(h)                               the illegality, invalidity or unenforceability of, or any defect in, any provision of any documents relating to any security, guarantees or indemnities (including the Charge) or any of the rights or obligations of any of the parties under or in connection with any such document or any security, guarantee or indemnity (including the Charge), whether on the grounds of ultra vires, not being in the interests of the relevant person or not having been duly authorized, executed or delivered by any Person or for any other reason whatsoever; or

(i)                                   any agreement, security, guarantee, indemnity, payment or other transaction which is capable of being avoided under or affected by any law relating to bankruptcy, insolvency or winding-up or any release, settlement or discharge given or made by the Chargees on the faith of any such agreement, security, guarantees, indemnities, payment or other transaction, and any such releases, settlement or discharge shall be deemed to be limited accordingly.

5.3                               (a)                                  Subject to Section 2.3(b) upon the due payment or satisfaction in full of the Secured Obligations, the applicable Chargees will, at the request of the Chargor, take such action as the Chargor may request to release the Security from the Charge.  In the event that some of the Security has been enforced pursuant to Section 2.7 due to a breach of the relevant Secured Obligations, upon such release, the applicable Chargees shall return to the Chargor all the remaining Security and/or the remaining portion of cash or securities received by it from the disposal of the Security in connection with such enforcement after the Chargees has been fully compensated for the relevant losses due to such breach of Secured Obligations.

(b)                               No assurance, security, guarantee or payment which may be avoided under any law relating to bankruptcy, insolvency, winding up and no release, settlement, discharge or arrangement given or made by the Chargees on the faith of any such assurance, security, guarantee or payment, shall prejudice or affect the rights of the Chargees to enforce the Charge in accordance with this Deed to the full extent of the Secured Obligations or any other rights which the Chargees may have in respect of the Secured Obligations or any part thereof.  Without prejudice to the foregoing, the Chargees shall be entitled to retain the Charge and shall not be obliged to release the Security from the Charge until the expiry of the statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the Secured Obligations shall have been discharged in full, and after any other obligation which might give rise to Secured Obligations has terminated.  If at any time within such period:

(i)                                   a petition shall be presented to a competent court for an order for the winding up of the Chargor or of any Party which has given the relevant assurance, security, guarantee or payment; or

(ii)                                the Chargor or any other Party shall pass a resolution for or with a view to its winding up,

the Chargees may continue to retain the Charge and not to release the Security from the Charge for and during such further period as the Chargees in their absolute discretion shall determine.

5.4                               Notwithstanding anything to the contrary herein, prior to the Senior Discharge Date, each of the Chargor and the Junior Chargee agrees that it will not take or cause to be taken any action that would have the effect of undermining, reducing or negatively affecting the Senior Chargees’ first-ranking charge over the Charged Property and the priority of such first-ranking charge over the Junior Chargee’s second-ranking charge over the Charged Property and will not create or register, as security for any indebtedness incurred in connection with the Loan Agreement, any charge, mortgage, lien, security interest, pledge or similar encumbrance over all or any part of the equity interest of the Company’s subsidiaries (except for the pledge over the equity interest of Trony Solar Science & Technology Development Limited granted to the Senior Chargees) or any part of the equity interest of the Company which is not Charged Property.

SECTION 6
RIGHTS, AMENDMENTS, WAIVERS AND CONSENTS

6.1                               The rights conferred by this Deed shall be in addition to and not in substitution for the rights conferred on mortgagees or receivers by law, which shall apply to the Charge except in so far (if at all) as they are expressly excluded.

6.2                               Except as otherwise provided in this Deed, all rights of the Chargees hereunder may be exercised at any time and from time to time at their absolute discretion.  No failure on the part of the Chargees to exercise, and no delay on its part in exercising, any right under this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.

6.3                               So long as the Charge continues in force:

(a)                                Any rights of the Chargor to be indemnified by any person, to prove in respect of any liability in the winding-up of any person or to take the benefit of or enforce any security, guarantees or indemnities (in each case by reason of the performance of any of its obligations under this Deed, the enforcement of any of the Security or any action taken pursuant to any rights conferred by or in connection with the Charge) shall be exercised and enforced only in such manner and on such terms, as the Senior Chargees (or following the Senior Discharge Date, the Junior Chargee) may reasonably require; and

(b)                               Any amount received or recovered by the Chargor (i) as a result of any exercise of any such rights or (ii) in the winding-up of any person shall be held in trust for and immediately paid to the Chargees in accordance with the priority of distribution set forth in Section 2.9.

SECTION 7
INDEMNITY

7.1                               The Chargor will indemnify and save harmless the Chargees, the Receiver and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges properly and reasonably suffered, incurred or made by the Chargees, the Receiver or such agent or attorney:

(a)                                in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;

(b)                               in the preservation or enforcement of the Chargees’ rights under this Charge or the priority thereof; or

(c)                                on the release of any part of the Charged Property from the security created by this Charge,

and the Chargees, the Receiver or such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge.  All amounts recoverable by the Chargees, the Receiver or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

7.2                               If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargees when converted into the Contractual Currency at the rate of exchange falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless the Chargees against the amount of such shortfall. For the purposes of this clause, “rate of exchange” means the rate at which each Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

SECTION 8
POWER OF ATTORNEY

8.1                               The Chargor hereby irrevocably and by way of security for the payment of the Secured Obligations and the performance of its obligations under this Charge appoints each of the Senior Chargees separately as its true and lawful attorney (with full power to appoint substitutes and to sub-delegate) with respect to the Charged Shares charged in favour of such Senior Chargee hereunder, on behalf of the Chargor and in the Chargor’s own name or otherwise, at any time and from time to time after the occurrence of a Senior Enforcement Event:

(a)                                to execute and complete in favour of such Chargee or its nominees or of any purchaser any documents which such Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in such Chargee or its nominees or in any purchaser and to give effectual discharges for payments;

(b)                               to take and institute on non-payment all steps and proceedings in the name of the Chargor or of such Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts;

(c)                                to make allowances and give time or other indulgence to any surety or other person liable; and

(d)                               to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

8.2                               The Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do.  In relation to the power referred to herein, the exercise by each Senior Chargee of such power shall be conclusive evidence of its right to exercise the same.

SECTION 9
NOTICES

9.1                               All notices and other communications given or made pursuant to this Charge shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth below or address as subsequently modified by written notice given in accordance with this Section 9.1.

If to the Chargor:

TRONY SOLAR HOLDINGS COMPANY LIMITED

Address: Offshore Incorporations (Cayman) Limited,
Scotia Centre, 4th Floor, P.O. Box 2804, George Town,

Grand Cayman, Cayman Islands

Facsimile: (86) 755-8328-2919
E-mail address: andrew.chen@trony.com

With a copy to:

Simpson Thacher & Bartlett LLP

35/F ICBC Tower

3 Garden Road

Central, Hong Kong

Attention: Sinead O’Shea

Facsimile: (852) 2869-7694

E-mail address: soshea@stblaw.com

If to the Chargees:

JPMORGAN SPECIAL SITUATIONS (MAURITIUS) LIMITED
Rogers House

5 President Kennedy Street

Port Louis, Mauritius

With a copy (which shall not constitute notice) to:

Global Special Opportunities Group Middle Office

Attention: Mr Clemen Leung, Ms. Eileen Kwong

20/F Chater House

8 Connaught Road

Central, Hong Kong

Email address: gsog-mo@jpmorgan.com

Tel: (852) 2800-0136

Fax: (852) 2800-4613

and to:

INTEL CAPITAL CORPORATION

c/o Intel Semiconductor Ltd.

32/F, Two Pacific Place

88 Queensway, Central

Hong Kong

Attention: APAC Portfolio Management

Facsimile: (852) 2240-3775

and to:

ICBC INTERNATIONAL FINANCE LTD

ICBC International Finance Ltd.

17/F & 18/F, Three Pacific Place

1 Queen’s Road East

Hong Kong

Attention: Zhang Heng/ Jimmy Zhu

Email address: jjjmzhu@icbci.com.hk

Tel: (852) 2683-3888

Facsimile: (852) 2683 3697

SECTION 10
MISCELLANEOUS

10.1                         This Deed may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Deed.  Upon delivery to the Chargees of counterparts executed by all such parties, the Chargees shall forthwith give notice, confirmed in writing, of such delivery to all other parties.

10.2                         Each document to be delivered under this Deed shall be in the English language.

10.3                         No failure to exercise or enforce, or delay in exercising or enforcing, on the part of the Chargees, any right, power or privilege under this Deed shall operate as a waiver, nor shall  any single or partial exercise or enforcement of any right power or privilege preclude any other or further exercise or enforcement or the exercise of any other right, power or privilege.  The rights and remedies of the Chargees are cumulative and not exclusive of any rights or remedies provided by law.

10.4                         If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the laws of any relevant jurisdiction, neither the legality, validity or  enforceability of the remaining provisions of this Deed nor the legality, validity or enforceability of that provision under the law of any other jurisdiction shall in any way be affected or impaired.

10.5                         This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

10.6                         Any dispute, controversy or difference arising out of, in connection with or relating to this Deed, or the breach, termination or invalidity thereof (a “Dispute”) shall be resolved by arbitration pursuant to this Section 10.6. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules in effect at the time of the arbitration. There shall be one (1) arbitrator who shall be qualified to practice law in Hong Kong. The language to be used in arbitral proceedings shall be English. If the UNCITRAL Rules are in conflict with the provisions of this Section 10.6 including the provisions concerning the appointment of the arbitrator, the provisions of this Section 10.6 shall prevail. The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law. In making the award, the arbitrator shall have the authority to award attorney’s fees and other costs and expenses of the arbitration in accordance with this Deed and as the arbitrator deems just and appropriate under the circumstances. Each party hereto shall co-operate with the others in making full disclosure of and providing complete access to all information and documents requested by the others in connection with such arbitral proceedings, subject only to any attorney-client or other applicable legal privilege and confidentiality obligations binding on such party. The award shall be issued within six (6) months of the appointment of the arbitrator, provided, however, that the arbitrator shall, upon finding that it is impracticable to meet such deadline consistent with the arbitrator’s primary obligation justly to determine the controversy before the arbitrator, have discretion to extend or alter such deadline to the extent necessary to prevent injustice or preserve the enforceability of the arbitrator’s award. The award of the arbitrator shall be final and binding upon the disputing parties, and any party may apply to a court of competent jurisdiction for enforcement of such award. The parties shall co-operate and use their best efforts to take all actions reasonably required to facilitate the prompt enforcement in the PRC or any other jurisdiction of any arbitral award made by the arbitrator. A party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the appointment of the arbitrator.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

CHARGOR:

EXECUTED as a deed by

TRONY SOLAR HOLDINGS

COMPANY LIMITED

and signed by its duly authorized

representative Li Yi

in the presence of:

Authorised representative: Li Yi

Witness: Huang Qun Mao

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

A CHARGEE:

EXECUTED as a deed

By Nicholas Barnes

for and on behalf of

JPMORGAN SPECIAL

SITUATIONS (MAURITIUS) LIMITED

in the presence of:

Authorised representative: Nicholas Barnes

Witness: Michael Openshaw

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

A CHARGEE:

EXECUTED as a deed

By Michael J Scown

for and on behalf of

INTEL CAPITAL CORPORATION

in the presence of:

Authorised representative: Michael J Scown

Witness: Mike Lam

IN WITNESS WHEREOF, this Deed has been executed on the day and year first above written.

A CHARGEE:

EXECUTED as a deed

By Pan Fu Sheng

for and on behalf of

ICBC INTERNATIONAL FINANCE LTD.

in the presence of:

Authorised representative: Pan Fu Sheng

Witness: Marco Wong

Schedule A

Form of Share Transfer

Trony Solar Holdings Company Limited of [    ] in accordance with the terms of the deed of share charge between itself, JPMorgan Special Situations (Mauritius) Limited, Intel Capital Corporation and ICBC International Finance Ltd. dated 26 September 2008 as amended and restated on [          ] October 2009 do hereby transfer to [         ] (hereinafter “the said Transferee”) the          share(s) standing in my/our name in the register of:

Grand Sun International Investment Limited

to hold unto the said Transferee, his executors, administrators or assigns, subject to the several conditions upon which I/we hold the same at the time of execution hereof.  And I/we, the said Transferee do hereby agree to take the said share(s) subject to the same conditions.

Witness our hands the

Witness to the signature(s) of the Transferor	)
)
)
Witness’s name and address:	)
)
)
)
)

Witness to the signature(s) of the Transferee	)
)
)
Witness’s name and address:	)
)
)
)
)

Schedule B

Form of Register of Mortgages and Charges

Trony Solar Holdings Company Limited

Entry No.:

Date Created:                                          26 September 2008, being amended and restated on             October 2009

Instrument:                                                    deed of share charge among (1) Trony Solar Holdings Company Limited, as Chargor, (2) JPMorgan Special Situations (Mauritius) Limited and Intel Capital Corporation, as Senior Chargees, and (3) ICBC International Finance Ltc as Junior Chargee, dated 26 September 2008 as amended and restated on               October 2009(the “Deed”)

Description of Property Charged

A first fixed charge of all of the right, title and interest in and to the Charged Property (as defined in the Deed) including all benefits present and future, actual and contingent, accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property.

A second fixed charge of all of the right, title and interest in and to the Charged Property (as defined in the Deed) including all benefits present and future, actual and contingent, accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property.

Amount of Charge Created

Firstly payment of the Senior Secured Obligations and secondly payment of the Junior Secured Obligations (as defined in the Deed).

Names of Mortgagees or Persons Entitled to Charge

(1) JPMorgan Special Situations (Mauritius) Limited; and

(2) Intel Capital Corporation,

as beneficiaries of the first fixed charge created on 26 September 2008; and

(3) ICBC International Finance Ltd.

Attachments to this notification

Copy of executed Deed

Schedule C

Form of Company Undertaking

We, Grand Sun International Investment Limited (the “Company”) hereby irrevocably UNDERTAKE and COVENANT with                                            (the “Transferee”) to register or cause to be registered into the register of members of the Company all transfers of Charged Shares submitted to the Company for registration by the Transferee pursuant to the due exercise of rights under the Share Charge (as defined below) on or after occurrence of a [Senior Enforcement Event][Junior Enforcement Event] immediately after the submission of such transfers.

This Undertaking is given pursuant to Clauses 2.3(a)(iii) and 2.3(b)(iii) of the Share Charge (the “Share Charge”) dated 26 September 2008 as amended and restated on [             ] October 2009  between Trony Solar Holdings Company Limited, JPMorgan Special Situations (Mauritius) Limited, Intel Capital Corporation and ICBC International Finance Ltd., and any capitalised terms used herein and not otherwise defined herein shall have the meanings given such terms in the Share Charge.

EXECUTED AS A DEED by	)
GRAND SUN INTERNATIONAL	)	Duly Authorised Signatory
INVESTMENT LIMITED:	)
	)	Name:
)
	)	Title:
)

in the presence of:

Signature of Witness

Name:

Address:

Occupation: